          As filed with the Securities and Exchange Commission on July 8, 1999
                                           Registration No. 333-
                                                                ----------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              SUN COMMUNITIES, INC.
       (Exact name of registrant as specified in its governing instrument)

            MARYLAND                                   38-2730780
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                                 ---------------

                        31700 MIDDLEBELT ROAD, SUITE 145
                        FARMINGTON HILLS, MICHIGAN 48334
                    (Address of Principal Executive Offices)

                    ----------------------------------------

               SECOND AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                    ----------------------------------------

                                GARY A. SHIFFMAN
                             CHIEF EXECUTIVE OFFICER
                              SUN COMMUNITIES, INC.
                        31700 MIDDLEBELT ROAD, SUITE 145
                        FARMINGTON HILLS, MICHIGAN 48334
                                 (248) 932-3100
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                    ----------------------------------------

                                    Copy to:

                             JEFFREY M. WEISS, ESQ.
                        JAFFE, RAITT, HEUER & WEISS, P.C.
                         ONE WOODWARD AVENUE, SUITE 2400
                             DETROIT, MICHIGAN 48226
                                 (313) 961-8380

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                                                    Proposed Maximum       Proposed Maximum       Amount of
Title of Securities                           Amount to be        Offering Price Per     Aggregate Offering     Registration
to be Registered                               Registered         -------------------    -------------------    ------------
----------------                               ----------              Share (1)              Price (1)              Fee
                                                                       ---------              ---------              ---
Common Stock, par value $.01 per share          2,013,680               $35.625              $71,737,350           $19,943

==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low prices of the Common Stock, par value $.01 per share, of Sun Communities, Inc., reported on the New York Stock Exchange on July 6, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information heretofore filed with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to the Exchange Act;

         (c) The Registrant's Current Report on Form 8-K filed on January 8, 1999 pursuant to the Exchange Act; and

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

       Not applicable.


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

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of the Registrant's Common Stock to be issued pursuant to this Registration Statement will be passed upon by Jaffe, Raitt, Heuer & Weiss, P.C. Arthur A. Weiss, who is a director of the Registrant, is a shareholder of Jaffe, Raitt, Heuer & Weiss, P.C. In addition, as of July 2, 1999, certain shareholders of Jaffe, Raitt, Heuer & Weiss, P.C. beneficially owned approximately 68,800 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Maryland General Corporation Law (the "MGCL"), the Registrant's charter authorizes the Registrant to obligate itself to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Registrant's bylaws obligate it to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding; and (a) was committed in bad faith or, (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that:
(i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant's charter contains a provision providing for elimination of the liability of its directors or officers to the Registrant or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

         The Registrant has entered into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed under Maryland law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

       (a)   The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities


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

             offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on July 2, 1999.

                               SUN COMMUNITIES, INC., a Maryland
                               corporation


                               By:  /s/ Gary A. Shiffman
                                 -----------------------------------------------
                                       Gary A. Shiffman, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Gary A. Shiffman and Jeffrey P. Jorissen, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         NAME                                      TITLE                                DATE
         ----                                      -----                                ----
/s/ Milton M. Shiffman                    Chairman of the Board                     July 2, 1999
----------------------------
       Milton M. Shiffman
                                          Chief Executive Officer,                  July 2, 1999
/s/ Gary A. Shiffman                      President (principal executive
----------------------------              officer), and Director
       Gary A. Shiffman
                                          Chief Financial Officer, Senior Vice      July 2, 1999
/s/ Jeffrey P. Jorissen                   President, Treasurer and Secretary
----------------------------              (principal financial and accounting
       Jeffrey P. Jorissen                 officer)

                                                                                     July 2, 1999
/s/ Paul D. Lapides                       Director
----------------------------
       Paul D. Lapides

/s/ Clunet R. Lewis                       Director                                  July 2, 1999
----------------------------
       Clunet R. Lewis

/s/ Ronald L. Piasecki                    Director                                  July 2, 1999
----------------------------
       Ronald L. Piasecki

/s/ Ted J. Simon                          Director                                  July 2, 1999
----------------------------
       Ted J. Simon


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


       NAME                                 TITLE                            DATE
       ----                                 -----                            ----
/s/ Arthur A. Weiss                         Director                     July 2, 1999
----------------------------
        Arthur A. Weiss









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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------
4.1         Second Amended and Restated 1993 Stock Option Plan
4.2* Form of Stock Option Agreement between the Company and certain directors, officers and other individuals
5.1 Opinion of Jaffe, Raitt, Heuer & Weiss, P.C. as to legality of securities being registered
23.1        Consent of Jaffe, Raitt, Heuer & Weiss, P.C. (included as part of
            Exhibit 5.1)
23.2        Consent of PricewaterhouseCoopers L.L.P., independent accountants
24.1 Power of Attorney (included on the signature page of this Registration Statement)

--------------------

* Incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on Form S-11 (File No. 33-69340).




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